Exhibit 99.1

APPLIED MATERIALS ANNOUNCES SECOND QUARTER RESULTS

•	Second consecutive quarter with more than $2 billion in new orders

•	Net sales of $1.97 billion up 25 percent sequentially

•	Non-GAAP adjusted EPS of 16 cents exceeded high end of outlook; GAAP loss of 11 cents per share reflected impairment charges in Energy and Environmental Solutions
SANTA CLARA, Calif., May 16, 2013 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its second quarter of fiscal 2013 ended April 28, 2013.
Applied generated orders of $2.27 billion, up 7 percent from the prior quarter, with Silicon Systems Group orders up 14 percent from the first quarter and Display orders up 41 percent sequentially. Net sales were $1.97 billion, up 25 percent sequentially.
Applied reported non-GAAP adjusted operating income of $285 million and non-GAAP adjusted net income of $199 million or 16 cents per diluted share. The company recorded a GAAP operating loss of $68 million and a GAAP net loss of $129 million or 11 cents per diluted share. The GAAP net loss included $278 million in goodwill and intangible asset impairment charges associated with the Energy and Environmental Solutions (EES) segment, which were primarily the result of the further deterioration in solar equipment market conditions, along with $10 million in charges related to previously announced restructuring plans. The company continues to aggressively reduce spending in the EES segment.

“For the second quarter in a row, Applied had strong order performance of over $2 billion,” said Mike Splinter, chairman and chief executive officer. “We are seeing increasing pull from some of our largest strategic customers for our key enabling technologies. We remain committed to driving profitable growth.”

Quarterly Results Summary

GAAP Results	Q2 FY2013	Q1 FY2013	Q2 FY2012
Net sales	$1.97 billion	$1.57 billion	$2.54 billion
Operating income (loss)	$(68) million	$39 million	$409 million
Net income (loss)	$(129) million	$34 million	$289 million
Diluted earnings (loss) per share (EPS)	$(0.11)	$0.03	$0.22
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$285 million	$112 million	$490 million
Non-GAAP adjusted net income	$199 million	$69 million	$349 million
Non-GAAP adjusted diluted EPS	$0.16	$0.06	$0.27

Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain discrete tax items; restructuring charges and any associated adjustments; certain acquisition-related costs; and impairments of assets, goodwill, or investments. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” below.

Applied Materials, Inc.

Second Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.55 billion, up 14 percent, with growth primarily driven by memory. Net sales were $1.29 billion, up 33 percent, led by foundry. Non-GAAP adjusted operating income increased to $329 million or 25.5 percent of net sales. GAAP operating income increased to $283 million or 21.9 percent of net sales. New order composition was: foundry 66 percent; logic/other 13 percent; flash 11 percent; and DRAM 10 percent.
Applied Global Services (AGS) orders were $481 million, down 12 percent primarily due to the timing of service contract renewals which are typically concentrated in the first fiscal quarter. Net sales were $517 million, up 10 percent. Non-GAAP adjusted operating income increased to $120 million and rose by 3.9 points to 23.2 percent of net sales. GAAP operating income increased to $118 million or 22.8 percent of net sales.
Display orders were $195 million, up 41 percent driven by the initial recovery in TV equipment investment. Net sales were $127 million, up 46 percent. Non-GAAP adjusted operating income increased to $21 million or 16.5 percent of net sales. GAAP operating income increased to $19 million or 15.0 percent of net sales.
Energy and Environmental Solutions (EES) orders were $39 million, down 43 percent. Net sales were $38 million, down 17 percent. EES had a non-GAAP adjusted operating loss of $34 million; EES recorded a GAAP operating loss of $322 million, which included impairment charges of $278 million.
Additional Quarterly Financial Information

•	Backlog increased by 9 percent sequentially to $2.30 billion including negative adjustments of $102 million.

•	Gross margin was 43.2 percent on a non-GAAP adjusted basis, up from 39.8 percent in the prior quarter reflecting higher net sales and lower inventory charges. GAAP gross margin was 41.0 percent.

•
RD&E increased by $40 million or 13 percent sequentially. On a year-over-year basis, RD&E as a proportion of RD&E plus SG&A increased by 5 points to 59 percent, reflecting the impact of structural changes aimed at funding growth initiatives.

•
The effective tax rate was 24.9 percent on a non-GAAP adjusted basis. The GAAP effective tax rate was (43.3) percent, reflecting the effects of the goodwill impairment charge, which were not deductible.

•	The company paid $108 million in cash dividends and used $100 million to repurchase 8 million shares of its common stock.

•	Cash, cash equivalents and investments ended the quarter at $2.85 billion, up slightly from the prior quarter.

Business Outlook
For the third quarter of fiscal 2013, Applied expects net sales to be up slightly from the previous quarter. The company expects non-GAAP adjusted EPS to be in the range of $0.16 to $0.20. The non-GAAP adjusted EPS outlook excludes known charges related to completed acquisitions of approximately $0.04 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, customer demand, industry conditions, market outlooks, and business outlooks for the third quarter of fiscal 2013, as well as the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions and achieve the intended objectives of cost-reduction activities, (iii) plan and manage its resources and production capability, (iv) obtain and protect intellectual property rights in key technologies, (v) attract, motivate and retain key employees, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Form 10-Q. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(In millions, except per share amounts)	April 28, 2013	January 27, 2013	April 29, 2012	April 28, 2013	April 29, 2012
Net sales	$1,973	$1,573	$2,541	$3,546	$4,730
Cost of products sold	1,165	991	1,530	2,156	2,933
Gross margin	808	582	1,011	1,390	1,797
Operating expenses:
Research, development and engineering	344	304	321	648	625
Selling, general and administrative	244	230	281	474	584
Impairment of goodwill and intangible assets	278	—	—	278	—
Restructuring charges and asset impairments	10	9	—	19	—
Total operating expenses	876	543	602	1,419	1,209
Income (loss) from operations	(68)	39	409	(29)	588
Impairments of strategic investments	2	—	3	2	3
Interest and other expenses	24	24	23	48	47
Interest and other income, net	4	3	4	7	8
Income (loss) before income taxes	(90)	18	387	(72)	546
Provision (benefit) for income taxes	39	(16)	98	23	140
Net income (loss)	$(129)	$34	$289	$(95)	$406
Earnings (loss) per share:
Basic and diluted	$(0.11)	$0.03	$0.22	$(0.08)	$0.31
Weighted average number of shares:
Basic	1,203	1,198	1,289	1,200	1,294
Diluted	1,203	1,212	1,301	1,200	1,305

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	April 28, 2013	January 27, 2013	October 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,545	$1,523	$1,392
Short-term investments	225	230	545
Accounts receivable, net	1,275	1,109	1,220
Inventories	1,318	1,278	1,272
Other current assets	750	625	673
Total current assets	5,113	4,765	5,102
Long-term investments	1,080	1,062	1,055
Property, plant and equipment, net	886	900	910
Goodwill	3,294	3,518	3,518
Purchased technology and other intangible assets, net	1,194	1,302	1,355
Deferred income taxes and other assets	128	167	162
Total assets	$11,695	$11,714	$12,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,462	$1,287	$1,510
Customer deposits and deferred revenue	739	678	755
Total current liabilities	2,201	1,965	2,265
Long-term debt	1,946	1,946	1,946
Other liabilities	650	662	656
Total liabilities	4,797	4,573	4,867
Total stockholders’ equity	6,898	7,141	7,235
Total liabilities and stockholders’ equity	$11,695	$11,714	$12,102

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Six Months Ended
	April 28, 2013	January 27, 2013	April 29, 2012	April 28, 2013	April 29, 2012
Cash flows from operating activities:
Net income (loss)	$(129)	$34	$289	$(95)	$406
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	106	106	108	212	220
Impairment of goodwill and intangible assets	278	—	—	278	—
Restructuring charges and asset impairments	10	9	—	19	—
Deferred income taxes and other	32	(78)	14	(46)	53
Share-based compensation	39	42	43	81	96
Net change in operating assets and liabilities, net of amounts acquired	(112)	(97)	149	(209)	9
Cash provided by operating activities	224	16	603	240	784
Cash flows from investing activities:
Capital expenditures	(51)	(49)	(39)	(100)	(76)
Cash paid for acquisition, net of cash acquired	(1)	—	(7)	(1)	(4,186)
Proceeds from sales and maturities of investments	158	445	247	603	560
Purchases of investments	(167)	(143)	(460)	(310)	(714)
Cash provided by (used in) investing activities	(61)	253	(259)	192	(4,416)
Cash flows from financing activities:
Proceeds from common stock issuances	67	18	43	85	45
Common stock repurchases	(100)	(48)	(200)	(148)	(400)
Payments of dividends to stockholders	(108)	(108)	(104)	(216)	(208)
Cash used in financing activities	(141)	(138)	(261)	(279)	(563)
Effect of exchange rate changes on cash and cash equivalents	—	—	(3)	—	(4)
Increase (decrease) in cash and cash equivalents	22	131	80	153	(4,199)
Cash and cash equivalents — beginning of period	1,523	1,392	1,681	1,392	5,960
Cash and cash equivalents — end of period	$1,545	$1,523	$1,761	$1,545	$1,761
Supplemental cash flow information:
Cash payments for income taxes	$122	$32	$146	$154	$179
Cash refunds from income taxes	$2	$65	$1	$67	$4
Cash payments for interest	$7	$39	$7	$46	$48

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q2 FY2013			Q1 FY2013			Q2 FY2012
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,551	$1,291	$283	$1,363	$969	$134	$1,969	$1,777	$504
AGS	481	517	118	544	471	89	650	551	109
Display	195	127	19	138	87	3	84	134	7
EES*	39	38	(322)	68	46	(54)	62	79	(63)
Corporate	—	—	(166)	—	—	(133)	—	—	(148)
Consolidated	$2,266	$1,973	$(68)	$2,113	$1,573	$39	$2,765	$2,541	$409

* Operating loss for the second quarter of fiscal 2013 includes $278 million in goodwill and intangible asset impairment charges

Corporate Unallocated Expenses

(In millions)	Q2 FY2013	Q1 FY2013	Q2 FY2012
Restructuring charges and asset impairments, net	$4	$4	$—
Share-based compensation	39	42	43
Other unallocated expenses	123	87	105
Corporate	$166	$133	$148

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q2 FY2013		Q1 FY2013		Q2 FY2012
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	398	362	391	401	673	518
% of Total	18%	18%	19%	25%	24%	20%
Europe	173	144	134	119	271	229
% of Total	8%	7%	6%	8%	10%	9%
Japan	191	157	181	98	121	169
% of Total	8%	8%	9%	6%	4%	7%
Korea	259	226	198	205	704	750
% of Total	11%	12%	9%	13%	26%	30%
Taiwan	902	828	906	565	810	654
% of Total	40%	42%	43%	36%	29%	26%
Southeast Asia	67	73	65	58	68	64
% of Total	3%	4%	3%	4%	3%	2%
China	276	183	238	127	118	157
% of Total	12%	9%	11%	8%	4%	6%

Employees (In thousands)
Regular Full Time	13.6		13.7		14.6

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 28, 2013	January 27, 2013	April 29, 2012	April 28, 2013	April 29, 2012
Non-GAAP Adjusted Gross Margin
Reported gross margin (GAAP basis)	$808	$582	$1,011	$1,390	$1,797
Certain items associated with acquisitions[1]	43	43	59	86	163
Acquisition integration and deal costs	1	1	—	2	—
Non-GAAP adjusted gross margin	$852	$626	$1,070	$1,478	$1,960
Non-GAAP adjusted gross margin percent (% of net sales)	43.2%	39.8%	42.1%	41.7%	41.4%
Non-GAAP Adjusted Operating Income
Reported operating income (loss) (GAAP basis)	$(68)	$39	$409	$(29)	$588
Impairment of goodwill and intangible assets	278	—	—	278	—
Certain items associated with acquisitions[1]	53	54	71	107	186
Acquisition integration and deal costs	12	10	10	22	60
Restructuring charges and asset impairments[2,3,4]	10	9	—	19	—
Non-GAAP adjusted operating income	$285	$112	$490	$397	$834
Non-GAAP adjusted operating margin percent (% of net sales)	14.4%	7.1%	19.3%	11.2%	17.6%
Non-GAAP Adjusted Net Income
Reported net income (loss) (GAAP basis)	$(129)	$34	$289	$(95)	$406
Impairment of goodwill and intangible assets	278	—	—	278	—
Certain items associated with acquisitions[1]	53	54	71	107	186
Acquisition integration and deal costs	12	10	10	22	60
Restructuring charges and asset impairments[2,3,4]	10	9	—	19	—
Impairment of strategic investments	2	—	3	2	3
Reinstatement of federal R&D tax credit	(3)	(10)	—	(13)	—
Resolution of audits of prior years’ income tax filings	—	(11)	(7)	(11)	(7)
Income tax effect of non-GAAP adjustments	(24)	(17)	(17)	(41)	(59)
Non-GAAP adjusted net income	$199	$69	$349	$268	$589

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended April 28, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012 and restructuring and asset impairment charges of $6 million related to the restructuring program announced on May 10, 2012.

3
Results for the three months ended January 27, 2013 included $4 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, asset impairment charges of $3 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

4
Results for the six months ended April 28, 2013 included $8 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $9 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions except per share amounts)	April 28, 2013	January 27, 2013	April 29, 2012	April 28, 2013	April 29, 2012
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings (loss) per diluted share (GAAP basis)	$(0.11)	$0.03	$0.22	$(0.08)	$0.31
Impairment of goodwill and intangible assets	0.22	—	—	0.22	—
Certain items associated with acquisitions	0.04	0.03	0.04	0.07	0.11
Acquisition integration and deal costs	0.01	0.01	0.01	0.02	0.03
Restructuring charges and asset impairments	—	0.01	—	0.01	—
Reinstatement of federal R&D tax credit and resolution of audits of prior years’ income tax filings	—	(0.02)	—	(0.02)	—
Non-GAAP adjusted earnings per diluted share	$0.16	$0.06	$0.27	$0.22	$0.45
Weighted average number of diluted shares	1,217	1,212	1,301	1,216	1,305

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 28, 2013	January 27, 2013	April 29, 2012	April 28, 2013	April 29, 2012
SSG Non-GAAP Adjusted Operating Income
Reported operating income (GAAP basis)	$283	$134	$504	$417	$775
Certain items associated with acquisitions[1]	45	44	60	89	161
Acquisition integration and deal costs	1	1	10	2	24
Restructuring charges and asset impairments[3,4]	—	1	—	1	—
Non-GAAP adjusted operating income	$329	$180	$574	$509	$960
Non-GAAP adjusted operating margin percent (% of net sales)	25.5%	18.6%	32.3%	22.5%	30.8%
AGS Non-GAAP Adjusted Operating Income
Reported operating income (GAAP basis)	$118	$89	$109	$207	$216
Certain items associated with acquisitions[1]	1	1	2	2	8
Restructuring charges and asset impairments[2,3,4]	1	1	—	2	—
Non-GAAP adjusted operating income	$120	$91	$111	$211	$224
Non-GAAP adjusted operating margin percent (% of net sales)	23.2%	19.3%	20.1%	21.4%	20.6%
Display Non-GAAP Adjusted Operating Income
Reported operating income (GAAP basis)	$19	$3	$7	$22	$12
Certain items associated with acquisitions[1]	2	2	2	4	4
Non-GAAP adjusted operating income	$21	$5	$9	$26	$16
Non-GAAP adjusted operating margin percent (% of net sales)	16.5%	5.7%	6.7%	12.1%	6.7%
EES Non-GAAP Adjusted Operating Loss
Reported operating loss (GAAP basis)	$(322)	$(54)	$(63)	$(376)	$(86)
Impairment of goodwill and intangible assets	278	—	—	278	—
Certain items associated with acquisitions[1]	5	7	6	12	12
Restructuring charges and asset impairments[2,3,4]	5	3	—	8	—
Non-GAAP adjusted operating loss	$(34)	$(44)	$(57)	$(78)	$(74)
Non-GAAP adjusted operating margin percent (% of net sales)	(89.5)%	(95.7)%	(72.2)%	(92.9)%	(25.9)%

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	Results for the three months ended April 28, 2013 included restructuring and asset impairment charges of $6 million related to the restructuring program announced on May 10, 2012.

3
Results for the three months ended January 27, 2013 included asset impairment charges of $3 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

4
Results for the six months ended April 28, 2013 included restructuring and asset impairment charges of $9 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	April 28, 2013	January 27, 2013

Operating expenses (GAAP basis)	$876	$543
Impairment of goodwill and intangible assets	(278)	—
Acquisition integration and deal costs	(11)	(9)
Certain items associated with acquisitions	(10)	(11)
Restructuring charges and asset impairments	(10)	(9)
Non-GAAP adjusted operating expenses	$567	$514

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	April 28, 2013

Provision for income taxes (GAAP basis) (a)	$39
Reinstatement of federal R&D tax credit	3
Income tax effect of non-GAAP adjustments	24
Non-GAAP adjusted provision for income taxes (b)	$66

Income (loss) before income taxes (GAAP basis) (c)	$(90)
Impairment of goodwill and intangible assets	278
Certain items associated with acquisitions	53
Acquisition integration costs	12
Restructuring charges and asset impairments	10
Impairment of strategic investments	2
Non-GAAP adjusted income before income taxes (d)	$265

Effective income tax rate (GAAP basis) (a/c)	(43.3)%

Non-GAAP adjusted effective income tax rate (b/d)	24.9%